Exhibit 99.1

N e w s R e l e a s e CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces Distribution and

Expected Results for Second Quarter 2012

HOUSTON, TEXAS, July 23, 2012 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) announced today the Board of Directors of its general partner has declared a regular quarterly distribution of $0.50 per unit for the quarter ended June 30, 2012. This quarterly distribution will be payable on August 10, 2012, to unitholders of record on August 2, 2012, and represents a 9 percent increase over the $0.46 per unit distribution paid with respect to the second quarter of 2011. The Class C units will not receive a cash distribution, but will instead be issued additional Class C units.

Crestwood plans to report financial results for the second quarter 2012 on Monday, August 6, 2012, before the New York Stock Exchange opens for trading. Following the announcement, Crestwood will host a conference call for investors and analysts at 10:30 a.m. Central Time that day to discuss the operating and financial results. Interested parties may participate by joining the conference call at 888-437-9315 and entering passcode 3402935. The conference call will also be webcast live and can be accessed through the Investor Relations section of our website. A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 3402935.

Crestwood has not yet closed its books for the second quarter ended June 30, 2012, and its independent accounting firm has not completed its review of Crestwood’s results for its second quarter. Set forth below are certain preliminary estimates of the results of operations that Crestwood expects to report for the second quarter ended June 30, 2012. Crestwood’s actual results may differ materially from these estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the second quarter are finalized.

For the second quarter 2012, Crestwood expects to report total gathering volumes of approximately 560 million cubic feet per day (“MMcf/d”), compared to 611 MMcf/d during the first quarter 2012. The decrease in gathering volumes during the second quarter 2012 resulted from a combination of production related factors including well shut-ins, reduced production from existing wells and lower gas lift volumes at Crestwood’s Alliance and Lake Arlington gathering systems. In addition, producer delays in the connection of scheduled new wells in both the Barnett Shale and Fayetteville Shale impacted second quarter production due to temporary well shut-ins of existing production required during completion activities of the new wells. While the new wells have recently commenced production, the longer than

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expected shut-ins and delayed completions resulted in lower overall production for the second quarter. Additionally, shut-in volumes and the implementation of a new restricted choke program designed to enhance the long term recoverable reserves of existing wells by producers resulted in lower volumes on Crestwood’s Sabine gathering system in the Haynesville/Bossier Shale. The reduced volumes are expected to result in adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) of approximately $28 million to $29 million and adjusted distributable cash flow of approximately $20 million to $21 million for the second quarter 2012. Net income for the quarter will also include approximately $2 million of non-recurring expenses primarily related to due diligence activities of a potential acquisition that is not expected to be completed.

Adjusted EBITDA and adjusted distributable cash flow are non-generally accepted accounting principles (“non-GAAP”) financial measures. The accompanying schedule of this news release provides a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in northwest Arkansas, the Haynesville/Bossier Shale in western Louisiana, the Granite Wash in the Texas Panhandle, the Avalon Shale in southeastern New Mexico and the Marcellus Shale in northern West Virginia. For more information about Crestwood, visit www.crestwoodlp.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as

NEWS RELEASE

well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

Expected Results—Second Quarter 2012

Reconciliation of Non-GAAP Financial Measures

(in millions)

Net income	$5 to $6
Add / (Deduct):
Depreciation, amortization and accretion expense	$11
Interest expense	$8
Income tax provision	$1

EBITDA	$25 to $26
Non-recurring expenses (1)	$2
Equity earnings from Crestwood Marcellus Midstream (“CMM”)	($1)
35% of CMM's Adjusted EBITDA	$2

Adjusted EBITDA	$28 to $29

Net income	$5 to $6
Add / (Deduct):
Depreciation, amortization and accretion expense	$11
Income tax provision	$1
Amortization of deferred financing costs	$1
Maintenance capital expenditures	($1)

Distributable cash flow	$17 to $18
Non-recurring expenses (1)	$2
Equity earnings from CMM	($1)
Distributions received from CMM	$2

Adjusted distributable cash flow	$20 to $21

(1)	Includes approximately $2 million of non-recurring expenses primarily related to due diligence activities of a potential acquisition that is not expected to be completed.